                                                                   EXHIBIT 10.76

================================================================================


                                 LOAN AGREEMENT


                                 BY AND BETWEEN


                            FUTURELINK EUROPE LIMITED

                             AS SUBSIDIARY BORROWER,


                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS LENDER



                          DATED AS OF DECEMBER 13, 2000


================================================================================

                                      TABLE OF CONTENTS


1.      DEFINITIONS AND CONSTRUCTION............................................   1
        1.1    Definitions......................................................   1
        1.2    Accounting Terms.................................................  22
        1.3    Code.............................................................  22
        1.4    Construction.....................................................  22
        1.5    Schedules and Exhibits...........................................  23

2.      LOAN AND TERMS OF PAYMENT...............................................  23
        2.1    Revolver Advances................................................  23
        2.2    [intentionally omitted]..........................................  24
        2.3    Borrowing Procedures and Settlements.............................  24
        2.4    Payments.........................................................  25
        2.5    Overadvances.....................................................  26
        2.6    Interest Rates and Letter of Credit Fee:  Rates, Payments, and
               Calculations.....................................................  26
        2.7    Cash Management..................................................  28
        2.8    Crediting Payments; Float Charge.................................  29
        2.9    Designated Account...............................................  29
        2.10   Maintenance of Loan Account; Statements of Obligations...........  30
        2.11   Fees.............................................................  30
        2.12   Letters of Credit................................................  30
        2.13   [intentionally omitted]..........................................  33
        2.14   Capital Requirements.............................................  33

3.      CONDITIONS; TERM OF AGREEMENT...........................................  34
        3.1    Conditions Precedent to the Initial Extension of Credit..........  34
        3.2    Conditions Subsequent to the Initial Extension of Credit.........  36
        3.3    Conditions Precedent to all Extensions of Credit.................  37
        3.4    Term.............................................................  37
        3.5    Effect of Termination............................................  37
        3.6    Early Termination by Subsidiary Borrower.........................  38

4.      CREATION OF SECURITY INTEREST...........................................  38
        4.1    Grant of Security Interest.......................................  38
        4.2    Negotiable Collateral................ERROR! BOOKMARK NOT DEFINED.
        4.3    Collection of Accounts, General Intangibles, and Negotiable
               Collateral.......................... ERROR! BOOKMARK NOT DEFINED.
        4.4    Delivery of Additional Documentation Required....................  38
        4.5    Power of Attorney................................................  39
        4.6    Right to Inspect.................................................  39
        4.7    Control Agreements...............................................  39

5.      REPRESENTATIONS AND WARRANTIES..........................................  40

        5.1    No Encumbrances..................................................  40
        5.2    Eligible Accounts................................................  40
        5.3    [intentionally omitted]..........................................  41
        5.4    Equipment........................................................  41
        5.5    Location of Inventory and Equipment..............................  41
        5.6    Inventory Records................................................  41
        5.7    Location of Chief Executive Office; FEIN.........................  41
        5.8    Due Organization and Qualification; Subsidiaries.................  41
        5.9    Due Authorization; No Conflict...................................  42
        5.10   Litigation.......................................................  43
        5.11   No Material Adverse Change.......................................  43
        5.12   Fraudulent Transfer..............................................  44
        5.13   Employee Benefits................................................  44
        5.14   Environmental Condition..........................................  44
        5.15   Brokerage Fees...................................................  44
        5.16   Intellectual Property............................................  44
        5.17   Leases...........................................................  44
        5.18   DDAs.............................................................  45
        5.19   Complete Disclosure..............................................  45
        5.20   Indebtedness.....................................................  45
        5.21   Review and Approval of Parent Loan Agreement.....................  45

6.      AFFIRMATIVE COVENANTS...................................................  45
        6.1    Accounting System................................................  45
        6.2    Collateral Reporting.............................................  45
        6.3    Financial Statements, Reports, Certificates......................  47
        6.4    [Intentionally Omitted]..........................................  49
        6.5    Return...........................................................  49
        6.6    Maintenance of Properties........................................  50
        6.7    Taxes............................................................  50
        6.8    Insurance........................................................  50
        6.9    Location of Inventory and Equipment..............................  51
        6.10   Compliance with Laws.............................................  51
        6.11   Leases...........................................................  51
        6.12   Brokerage Commissions............................................  51
        6.13   Existence........................................................  52
        6.14   Environmental....................................................  52
        6.15   Disclosure Updates...............................................  52
        6.16   Compliance with Covenants of Parent Loan Agreement...............  52

7.      NEGATIVE COVENANTS......................................................  52
        7.1    Indebtedness.....................................................  52
        7.2    Liens............................................................  53
        7.3    Restrictions on Fundamental Changes..............................  53
        7.4    Disposal of Assets...............................................  53

        7.5    Change Name......................................................  54
        7.6    Guarantee........................................................  54
        7.7    Nature of Business...............................................  54
        7.8    Prepayments and Amendments.......................................  54
        7.9    Change of Control................................................  54
        7.10   Consignments.....................................................  54
        7.11   Distributions....................................................  54
        7.12   Accounting Methods...............................................  54
        7.13   Investments......................................................  55
        7.14   Transactions with Affiliates.....................................  55
        7.15   Suspension.......................................................  55
        7.16   [Intentionally Omitted]..........................................  55
        7.17   Use of Proceeds..................................................  55
        7.18   Change in Location of Chief Executive Office; Inventory and
               Equipment with Bailees...........................................  55
        7.19   Securities Accounts..............................................  56
        7.20   Compliance with Covenants of Parent Loan Agreement...............  56

8.      EVENTS OF DEFAULT.......................................................  56

9.      THE LENDER'S RIGHTS AND REMEDIES........................................  58
        9.1    Rights and Remedies..............................................  58
        9.2    Remedies Cumulative..............................................  59

10.     TAXES AND EXPENSES......................................................  59

11.     WAIVERS; INDEMNIFICATION................................................  60
        11.1   Demand; Protest..................................................  60
        11.2   Lender's Liability for Collateral................................  60
        11.3   Indemnification..................................................  60

12.     NOTICES.................................................................  61

13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................  62

14.     ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................  63
        14.1   Assignments and Participations...................................  63
        14.2   Successors.......................................................  65

15.     AMENDMENTS; WAIVERS.....................................................  65
        15.1   Amendments and Waivers...........................................  65
        15.2   No Waivers; Cumulative Remedies..................................  65

16.     GENERAL PROVISIONS......................................................  65
        16.1   Effectiveness....................................................  65
        16.2   Section Headings.................................................  65

        16.3   Interpretation...................................................  66
        16.4   Severability of Provisions.......................................  66
        16.5   Withholding Taxes................................................  66
        16.6   Amendments in Writing............................................  67
        16.7   Counterparts; Telefacsimile Execution............................  67
        16.8   Revival and Reinstatement of Obligations.........................  67
        16.9   Integration......................................................  67

                             EXHIBITS AND SCHEDULES


Exhibit S-1              Form of Subsidiary Borrower Borrowing Base Certificate

Schedule P-1             Permitted Liens
Schedule 2.7(a)          Cash Management Banks
Schedule 5.5             Locations of Inventory and Equipment
Schedule 5.7             Chief Executive Office; FEIN
Schedule 5.8(b)          Capitalization of Subsidiary Borrower
Schedule 5.8(c)          Capitalization of Subsidiary Borrower's Subsidiaries
Schedule 5.14            Environmental Matters
Schedule 5.16            Intellectual Property
Schedule 5.18            Demand Deposit Accounts
Schedule 5.20            Permitted Indebtedness

                                 LOAN AGREEMENT


            THIS LOAN AGREEMENT (this "Agreement"), is entered into as of December 13, 2000, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender") and FUTURELINK EUROPE LIMITED, a company organized under the laws of England and Wales ("Subsidiary Borrower") and is the "UK Loan Agreement" as that term is used in the below referenced Parent Loan Agreement.

        The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

        1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "Accounts" means all of Subsidiary Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Acquisition" means any purchase or other acquisition by Parent or its Subsidiaries of the Stock of any other Person or all or substantially all of the assets of any other Person.

            "Additional Documents" has the meaning set forth in Section 4.4.

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

            "Agreement" has the meaning set forth in the preamble hereto.

            "ASP Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 365 days, that is the result of dividing (a) the Dollar amount of bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts arising from the Subsidiary Borrower's provision of services as an application services provider during such period, by (b) the Dollar amount of Subsidiary Borrower's Collections with respect to Accounts arising from the Subsidiary Borrower's provision of services as an application services provider during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

            "ASP Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible ASP Accounts by one percentage point for each percentage point by which ASP Dilution is in excess of 5.0%.

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Authorized Person" means any officer or other employee of Subsidiary Borrower.

            "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Subsidiary Borrower is entitled to borrow as Subsidiary Borrower Advances under Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

            "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time, or any foreign equivalent thereof, including the English Insolvency Act of 1986 as in effect from time to time in the United Kingdom.

            "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "Base Rate Margin" means, as of any date of determination, the following margin, to be effective as of the first day of the calendar month immediately following the date of determination, with such determination to be made based on the most recent report submitted to Lender pursuant to Section 6.2(g):

            (a) if the average of the Qualified Cash Amount for each of the days in a month is greater than $10,000,000 and the Qualified Cash Amount is greater than $10,000,000 on the last Business Day of such month, zero, and

            (b) if the average Qualified Cash Amount for each of the days in a month is equal to or less than $10,000,000 or the Qualified Cash Amount is equal to or less than $10,000,000 on the last Business Day of such month, 1.50 percentage points;

            provided, however, the failure of the Borrowers to deliver the report of the Qualified Cash Amount by the date required hereunder (after giving effect to any applicable grace period) automatically shall cause the Base Rate Margin to be the highest rate set forth above, effective as of the first day of the calendar month immediately following the date on which the delivery of the report was otherwise required; and provided further, however, that for the period from the Closing Date through the last day of the calendar month during which the Closing Date occurs the Base Rate Margin shall be zero.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Subsidiary Borrower or an ERISA Affiliate of Subsidiary Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years, or the retirement, pension or health benefit plans (or schemes) maintained or contributed to or required to be contributed to by Subsidiary Borrower and established in the United Kingdom, including, without limitation, the Kerridge Computer Company Pension Scheme and the FutureLink Europe Limited Personal Pension Scheme.

            "Board of Directors" means the board of directors of Subsidiary Borrower or any committee thereof duly authorized to act on behalf thereof.

            "Books" means all of Subsidiary Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

            "Borrowers" means Parent and each of its Subsidiaries signatory to the Parent Loan Agreement, and "Borrower" means any one of them.

            "Borrowing" means a borrowing hereunder of a Subsidiary Borrower Advance.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "Canadian Obligors" means 3045207 Nova Scotia Company, a company organized under the laws of Nova Scotia, 1423280 Ontario Inc., a company organized under the laws of Ontario, and FutureLink Canada Corp., a company organized under the laws of Ontario.

            "Canadian Security Documents" is defined in the Parent Loan
Agreement.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

            "Cash Management Bank" has the meaning set forth in Section 2.7(a).

            "Cash Management Account" has the meaning set forth in Section
2.7(a).

            "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Lender, each of which is among Subsidiary Borrower, Lender, and one of the Cash Management Banks.

            "CFC" means a controlled foreign corporation (as that term is defined in the IRC) organized in connection with the consummation of a Permitted Acquisition.

            "Change of Control" means (a) Parent ceases to directly own and control 51% of the outstanding capital Stock of UK Holding Company, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) UK Holding Company ceases to directly own and control 100% of the outstanding capital Stock of Subsidiary Borrower, or (d) the occurrence of a Change of Control (as defined in the Parent Loan Agreement).

            "Closing Date" means the date of the making of the initial Subsidiary Borrower Advance (or other extension of credit) hereunder or the date on which Lender sends Subsidiary Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

            "Code" means the California Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all of Subsidiary Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                (a) Accounts,

                (b) Books,

                (c) Equipment,

                (d) General Intangibles,

                (e) Inventory,

                (f) Investment Property,

                (g) Negotiable Collateral,

                (h) Real Property,

                (i) money or other assets of Subsidiary Borrower that now or hereafter come into the possession, custody, or control of Lender, and

                (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Subsidiary Borrower.

            "Companies Act" means the Companies Act of 1985 of England and Wales, as amended.

            "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Subsidiary Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Subsidiary Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

            "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Subsidiary Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

            "copyright" shall have the meaning ascribed to such term in the United States Copyright Act of 1976, as amended, and includes unregistered copyrights.

            "Customer Deposit Reserve" means, as of any date of determination, a reserve for deposits received by Subsidiary Borrower from its customers from time to time for services to be rendered or goods to be delivered in an amount as shall be determined by Lender in its Permitted Discretion from time to time on or after the Closing Date.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any checking or other demand deposit account maintained by Subsidiary Borrower.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Designated Account" means account number 0635259 sort code 60-00-04 of Subsidiary Borrower maintained with the Designated Account Bank, or such other Dollar deposit account of Subsidiary Borrower that has been designated as such, in writing, by Subsidiary Borrower to Lender.

            "Designated Account Bank" means National Westminster Bank, Plc of West Berkshire CBC, P.O. Box 5651, Market Place, Newbury, RG14 5GP.

            "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 365 days, that is the result of dividing (a) the Dollar amount of bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts (other than such Accounts arising from Subsidiary Borrower's provision of services as an application services provider) during such period, by (b) the Dollar amount of Subsidiary Borrower's Collections with respect to Accounts (other than such Accounts arising from Subsidiary Borrower's provision of services as an application services provider) during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible UK Accounts by one percentage point for each percentage point by which Dilution is in excess of 5.0%.

            "Disbursement Letter" means an instructional letter executed and delivered by Subsidiary Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

            "Dollars" or "$" means United States dollars.

            "Domestic Excess Availability" means "Excess Availability" (as defined in the Parent Loan Agreement.

            "Domestic Maximum Revolver Amount" means the "Maximum Revolver Amount" (as defined in the Parent Loan Agreement).

            "Domestic Revolver Usage" means, as of any date of determination, the "Revolver Usage" (as defined in the Parent Loan Agreement).

            "Eligible Accounts" means Eligible ASP Accounts and Eligible UK Accounts.

            "Eligible ASP Accounts" means any Account created by Subsidiary Borrower as to which each of the following is applicable (a) such Account does not qualify as an Eligible UK Account solely because the services giving rise to such Account have not been performed by Subsidiary Borrower as of the original invoice date, (b) Lender has a perfected first priority security interest in such Account, (c) such Account arose from Subsidiary Borrower's anticipated provision of services as an application service provider, wherein Subsidiary Borrower hosts the applicable Account Debtor's applications from Subsidiary Borrower's data center, and (d) the period during which such Account shall become an Eligible ASP Account shall commence on the first Business Day of the month immediately following the original invoice date and shall no longer be deemed an Eligible ASP Account on the date that is 60 days immediately following the date that the relevant Account became an Eligible ASP Account.

            "Eligible UK Accounts" means those Accounts created by Subsidiary Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Subsidiary Borrowers under the Subsidiary Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. Eligible UK Accounts shall not include the following:

                (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 30 days; provided, however, upon written request from Subsidiary Borrower to extend the foregoing 90 day period to up to 120 days in the case of highly creditworthy Account Debtors, Lender agrees to consider such request and approve or deny such request based upon its Permitted Discretion,

                (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Subsidiary Borrower,

                (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                (e) Accounts that are not payable in a Specified Currency,

                (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in a Specified Country, or (ii) is not organized under the laws of a Specified Country or any political subdivision thereof, or (iii) is the government of any country or sovereign state (other than that of the United Kingdom), or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

                (g) [intentionally omitted],

                (h) Accounts with respect to which the Account Debtor is a creditor of Subsidiary Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

                (i) Accounts with respect to an Account Debtor whose total obligations owing to Subsidiary Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in the case of Computacenter, the foregoing percentage shall be 20% before the excess would be deemed ineligible,

                (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Subsidiary Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                (k) [intentionally omitted],

                (l) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                (m) Accounts that are not subject to a valid and perfected first priority Lender's Lien,

                (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

                (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Subsidiary Borrower of the subject contract for goods or services (including any service or maintenance Accounts that are billed in advance of the completion of the rendition of the subject services; provided, however, that solely with respect to a maintenance Account that otherwise fully complies with the criteria for eligibility as an Eligible UK Account and as to which Subsidiary Borrower has completed performance for the period set forth on the relevant invoice, any such Account shall be deemed an Eligible UK Account).

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Subsidiary Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Subsidiary Borrower or any predecessor in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Subsidiary Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC.
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC
Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC.
Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means all of Subsidiary Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Subsidiary Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Subsidiary Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Subsidiary Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Subsidiary Borrower and whose employees are aggregated with the employees of a Subsidiary Borrower under IRC
Section 414(o).

            "Event of Default" has the meaning set forth in Section 8.

            "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Subsidiary Borrower aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Exchange Rate" means and refers to the nominal rate of exchange (vis-a-vis Dollars) for a currency other than Dollars published in the Wall Street Journal (Western Edition) on the date of determination (which shall be a Business Day on which the Wall

Street Journal (Western Edition) is published), expressed as the number of units of such other currency per one Dollar.

            "Existing Lender" means National Westminster Bank, Plc.

            "FEIN" means Federal Employer Identification Number.

            "Foreign Exchange Reserve" means, as of any date of determination, a reserve for foreign currency exchange rate risk with respect to the Eligible Accounts in such amount as shall be determined by Lender in its Permitted Discretion from time to time on or after the Closing Date.

            "Funding Date" means the date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "General Intangibles" means all of Subsidiary Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the memorandum and articles of association, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Guarantors" means, collectively, each of the Borrowers, Canadian Obligors, and the UK Holding Company, and "Guarantor" means any one of them.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Indebtedness" means (a) all obligations of Subsidiary Borrower for borrowed money, (b) all obligations of Subsidiary Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Subsidiary Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Subsidiary Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Subsidiary Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of Subsidiary Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Subsidiary Borrower's business and repayable in accordance with Subsidiary Borrower's customary trade practices), and (f) any obligation of Subsidiary Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Subsidiary Borrower) any obligation of any other Person.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal, or foreign bankruptcy or insolvency law, or the appointment of a receiver, administrative receiver or liquidator with respect to a Person or any of its assets, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Intellectual Property" means all patents, patent applications, trademarks, trademark applications, tradenames, tradedress, copyrights, copyright registrations, technology, know-how and processes used in or necessary for the conduct of the business of any Person as currently conducted that are material to the condition (financial or otherwise), business, or operations of such Person.

            "Inventory" means all of Subsidiary Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Subsidiary Borrower as lessor, goods that are furnished by Subsidiary Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Subsidiary Borrower's business.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means all of Subsidiary Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "Lender" has the meaning set forth in the preamble to this Agreement.

            "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Subsidiary Borrower shall make all payments to Lender under this Agreement and the other Subsidiary Loan Documents; unless and until Lender notifies Subsidiary Borrower, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

            "Lender's Liens" means the Liens granted by Subsidiary Borrower to Lender under this Agreement or the other Subsidiary Loan Documents.

            "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Subsidiary Borrower under any of the Subsidiary Loan Documents that are paid or incurred by Lender, (b) reasonable fees or charges paid or incurred by Lender in connection with Lender's transactions with Subsidiary Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, the department of motor vehicles, or any foreign equivalent thereof), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Subsidiary Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Subsidiary Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement,
(g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Subsidiary Loan Documents or in connection with the transactions contemplated by the Subsidiary Loan Documents or Lender's relationship with Subsidiary Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred (i) in advising, structuring, drafting, reviewing, administering, or amending the Subsidiary Loan Documents, or (ii) in obtaining any tax clearances, reports, certifications, or other documentation from the Internal Revenue Service, Inland Revenue, or any other relevant taxing authority in connection with the transactions and undertakings contemplated by this Agreement, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Subsidiary Borrower or in exercising rights or remedies under the Subsidiary Loan Documents), or defending the Subsidiary Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, debenture, fixed or floating charge, assignment by way of security, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.10.

            "Loan Documents" is defined in the Parent Loan Agreement.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Subsidiary Borrower, (b) a material impairment of Subsidiary Borrower's ability to perform its obligations under the Subsidiary Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Subsidiary Borrower, or (d) a Material Adverse Change (as defined in the Parent Loan Agreement).

            "Maximum Subsidiary Revolver Amount" means the result of (a) $5,000,000, minus (b) the amount by which the Domestic Revolver Usage exceeds $20,000,000 (or, if clause (a) of the definition of Domestic Maximum Revolver Amount has been increased to $30,000,000, the amount by which the Domestic Revolver Usage exceeds $25,000,000).

            "Negotiable Collateral" means all of Subsidiary Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

            "Obligations" means all loans, Subsidiary Borrower Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Subsidiary Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Subsidiary Borrower to Lender pursuant to or evidenced by the Subsidiary Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Subsidiary Borrower is required to pay or reimburse by the Subsidiary Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Subsidiary Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

            "Originating Lender" has the meaning set forth in Section 14.1(d).

            "Overadvance" has the meaning set forth in Section 2.5.

            "Parent" means FutureLink Corp., a Delaware corporation.

            "Parent Loan Agreement" means that certain Loan and Security Agreement, dated as of November 16, 2000, among Parent, certain of Parent's Subsidiaries identified on the signature pages thereof, and Lender.

            "Participant" has the meaning set forth in Section 14.1(d).

            "Payoff Letter" means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Subsidiary Borrower owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Subsidiary Borrower.

            "Permitted Acquisition" means a Permitted Cash Acquisition or a Permitted Non-Cash Acquisition, as the context requires.

            "Permitted Cash Acquisition" means any Acquisition as to which each of the following is applicable (a) such Acquisition does not qualify as an Permitted Non-Cash Acquisition solely because the consideration payable in respect of the proposed Acquisition includes some form of consideration other than solely the common Stock of Parent or other Stock of Parent that does not require any current cash payment during the term of this Agreement, (b) after giving effect to the proposed Acquisition, the Borrowers have Domestic Excess Availability and unrestricted cash and Cash Equivalents of not less than $20,000,000, (c) the total value of the cash consideration payable by the Borrowers in connection with the proposed Acquisition does not exceed $2,500,000, and (d) the total value of the cash consideration payable by Borrowers in connection with all Permitted Cash Acquisitions shall not exceed $10,000,000 in any consecutive 12 month period.

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) sales or other dispositions by Subsidiary Borrower of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Subsidiary Borrower's business, (b) sales by Subsidiary Borrower of Inventory to buyers in the ordinary course of business,
(c) the use or transfer of money or Cash Equivalents by Subsidiary Borrower in a manner that is not prohibited by the terms of this Agreement or the other Subsidiary Loan Documents, and (d) the licensing by Subsidiary Borrower, on a non-exclusive basis, of patents, trademarks, and other intellectual property rights in the ordinary course of Subsidiary Borrower's business.

            "Permitted Investments" means (a) Investments in Cash Equivalents,
(b) Investments in negotiable instruments for collection, and (c) advances made in connection with purchases of goods or services in the ordinary course of business.

            "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Subsidiary Borrower's business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Subsidiary Borrower's business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Subsidiary Borrower's business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Subsidiary Borrower.

            "Permitted Non-Cash Acquisition" means an Acquisition so long as:

            (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,

            (b) the assets being acquired, or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Parent and its Subsidiaries or a business reasonably related thereto,

            (c) the consideration payable in respect of the proposed Acquisition shall be composed solely of common Stock of Parent or other Stock of Parent that does not require any current cash payment during the term of this Agreement (other than a permitted cash payment made pursuant to clause (e) of the definition of Permitted Investments set forth in the Parent Loan Agreement),

            (d) in the case of (i) a Stock Acquisition of a Person that will not be a CFC or (ii) an asset Acquisition by Parent or any of its Subsidiaries, Parent has provided Lender with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Parent and Lender), Borrowers would have been in compliance with each of the financial covenants in Section 7.20 hereof for the 12 months ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition for which there are available financial statements,

            (e) in the case of (i) a Stock Acquisition of a Person that will not be a CFC, or (ii) an asset Acquisition by Parent or any of its Subsidiaries, Lender has completed its audit, appraisal, and standard due diligence with respect to the assets or Person that is to be the subject of the proposed Acquisition and the results thereof are reasonably satisfactory to Lender,

            (f) in the case of (i) a Stock Acquisition of a Person that will be a CFC, or (ii) an asset Acquisition by a CFC, Parent has provided to Lender prior written notice thereof not less than 30 days prior to the anticipated closing date of the subject Acquisition together with such documentation that Lender may require demonstrating that after giving effect to the subject Acquisition, the Borrowers and their Subsidiaries (taken as a whole) would not suffer a Material Adverse Change as a result of such proposed Acquisition (and Lender shall have 10 Business Days from and after the receipt by Lender of such documentation to notify Parent of its consent to the consummation of the proposed Acquisition and the failure to provide such notification within such period shall be deemed to reflect Lender's consent thereto),

            (g) in the case of an asset Acquisition by a Person that will not be a CFC, the subject assets are being acquired by one or more of the Borrowers,

            (h) in the case of a Acquisition of a Person that will not be a CFC, the subject Stock is being acquired in such Acquisition directly by Parent (or NewCo after the Reorganization Transactions),

            (i) in the case of an asset Acquisition by a Person that will not be a CFC, the relevant Borrower shall have executed and delivered any and all security agreements, UCC-1 financing statements, fixture filings, and other documentation reasonably requested by Lender in order to include the newly acquired assets within the Collateral,

            (j) in the case of a Stock Acquisition of a Person that will not be a CFC, the Borrowers shall have executed and delivered a supplement to the Stock Pledge Agreement in order to include the Stock being acquired thereunder and shall have delivered to Lender possession of the original Stock certificates respecting all of the issued and outstanding shares of Stock of such acquired Person, together with stock powers with respect thereto endorsed in blank,

            (k) in the case of a Stock Acquisition of a Person that will not be a CFC, the Borrowers shall have caused such acquired Person to execute and deliver a joinder to this Agreement in order to make such Person a party hereto, together with any and all security agreements, UCC-1 financing statements, fixture filings, and other documentation reasonably requested by Lender in order to cause such cause acquired Person to be obligated with respect to the Obligations and to include the assets of the acquired Person within the Collateral, and

            (l) in the case of (i) a Stock Acquisition of a Person that will not be a CFC, or (ii) an asset Acquisition by Parent or any of its Subsidiaries, the agreements, instruments, and other documents executed in connection with the proposed Acquisition provide that (A) neither any Borrower nor any of their respective Subsidiaries shall, in connection with the proposed Acquisition, assume or remain liable in respect of any Indebtedness of the sellers, or other obligations of the sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property), and (B) all property so acquired in connection with the proposed Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and, if any such property is subject to any Lien not permitted by this clause (B) then, concurrently with the proposed Acquisition such Lien is released).

            "Permitted Protest" means the right of Subsidiary Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Subsidiary Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

            "Permitted Purchase Money Indebtedness" means, so long as no Event of Default has occurred and is continuing or would result therefrom, Purchase Money Indebtedness incurred by Subsidiary Borrower in an amount not to exceed $250,000 during any fiscal year.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than Real Property.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Qualified Cash Amount" means, as of any date of determination, the amount of cash and Cash Equivalents of Parent and its Subsidiaries that is on deposit with banks, or in Securities Accounts with securities intermediaries, or any combination thereof and which such deposit account or Securities Account, in the case of any deposit account or Securities

Account maintained by a branch office located within the United States of any bank or securities intermediary, is subject to a Control Agreement.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by Subsidiary Borrower and the improvements thereto.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601 or any equivalent foreign legislation.

            "Renewal Date" has the meaning set forth in Section 3.4.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities Account" means a "securities account" as that term is defined in the Code.

            "Security Agreement" means a security agreement executed and delivered by the Borrowers in favor of Lender, in form and substance satisfactory to Lender.

            "Specified Country" means the United States of America, the United Kingdom, the Republic of Ireland, or such other countries as Lender may determine from time to time.

            "Specified Currency" means Dollars or the lawful money of the United Kingdom.

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including ordinary shares, preference shares, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Stock Acquisition" means an Acquisition by Parent or its Subsidiaries of all of the Stock of any Person.

            "Stock Pledge Agreement" means that certain Stock Pledge Agreement, dated as of November 16, 2000, among the Borrowers and Lender.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; provided, however, that references herein to Parent and its Subsidiaries, to Borrowers and their Subsidiaries, or other similar expressions shall not include any CFCs acquired, directly or indirectly, by Parent after the Closing Date; it being understood that UK Holding Company, Subsidiary Borrower, and each of the Canadian Obligors shall be included in such references.

            "Subsidiary Borrower" has the meaning set forth in the preamble to this Agreement.

            "Subsidiary Borrower Advances" has the meaning set forth in Section 2.1.

            "Subsidiary Borrower Borrowing Base" has the meaning set forth in
Section 2.1.

            "Subsidiary Borrower Borrowing Base Certificate" means a certificate in the form of Exhibit S-1.

            "Subsidiary Loan Documents" means this Agreement, the Payoff Letter, the Cash Management Agreements, the Control Agreements, the Security Agreement, the Canadian Security Documents, the UK Debenture, the UK Guaranty, the UK Stock Pledge Agreement (Parent), any other UK Security Documents, any note or notes executed by Subsidiary Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Subsidiary Borrower and Lender in connection with this Agreement.

            "Subsidiary Borrower Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Subsidiary Borrower Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "Taxes" has the meaning set forth in Section 16.5.

            "Triggering Event" means either (a) the occurrence and continuation of an Event of Default, or (b) the failure of Parent and its Subsidiaries to maintain (i) an average Qualified Cash Amount for each of the days in any month greater than $10,000,000, or (ii) a Qualified Cash Amount greater than $10,000,000 on the last Business Day of any month.

            "UK Debenture" means the fixed and floating charge debenture, executed and delivered by Subsidiary Borrower and UK Holding Company in favor of Lender, in form and substance satisfactory to Lender.

            "UK Guaranty" means a Guaranty executed and delivered by UK Holding Company and the Borrowers of the Indebtedness of Subsidiary Borrower owing under the Subsidiary Loan Documents, in form and substance satisfactory to Lender.

            "UK Holding Company" means KNS Holdings Limited, a company organized under the laws of England and Wales.

            "UK Stock Pledge Agreement (Parent)" means a share charge, in form and substance satisfactory to Lender, executed and delivered by Parent with respect to 65% of the shares of UK Holding Company.

            Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "Voidable Transfer" has the meaning set forth in Section 16.8.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

        1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

        1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

        1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Subsidiary Loan Document refer to this Agreement or such other Subsidiary Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Subsidiary Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Subsidiary Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Subsidiary Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

        1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

        2.1 REVOLVER ADVANCES.

                (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Subsidiary Borrower Advances") to Subsidiary Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the then extant Maximum Subsidiary Revolver Amount less the Letter of Credit Usage, or (ii) the Subsidiary Borrower Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Subsidiary Borrower Borrowing Base," as of any date of determination, shall mean the result of:

                (y) the lesser of

                    (i) the sum of

                        (A) 85% of the amount of Eligible UK Accounts; provided,
                    however, that the amount of Eligible UK Accounts owing by all Account Debtors located in the Republic of Ireland shall not exceed $250,000, less the amount, if any, of the Dilution Reserve, plus

                        (B) the lesser of

                            (1) 85% of the amount
                        of Eligible ASP Accounts, less the amount, if any, of the ASP Dilution Reserve, and,

                            (2) $500,000, and

                    (ii) an amount equal to Subsidiary Borrower's Collections
                with respect to Accounts for the immediately preceding 45 day period, minus

                (z) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b).

                (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the

Subsidiary Borrower Borrowing Base, including reserves with respect to (i) sums that Subsidiary Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Subsidiary Loan Document, (ii) amounts owing by Subsidiary Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) one (1) months rent for each leased location of Subsidiary Borrower for which an acceptable Collateral Access Agreement has not been received by Lender (irrespective of whether any rent is currently due), (iv) the Foreign Exchange Reserve, (v) the Customer Deposit Reserve, and (vi) interest that has accrued on the Obligations during the Interim Period (as defined in Section 2.6(d) hereof) but has not yet been paid.

                (c) Lender shall have no obligation to make additional Subsidiary Borrower Advances hereunder to the extent such additional Subsidiary Borrower Advances would cause the Subsidiary Borrower Revolver Usage to exceed the then extant Maximum Subsidiary Revolver Amount.

                (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.


        2.2 [INTENTIONALLY OMITTED]

        2.3 BORROWING PROCEDURES AND SETTLEMENTS.

                (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by a written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                (b) MAKING OF SUBSIDIARY BORROWER ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Subsidiary Borrower Advance available to Subsidiary Borrower on the applicable Funding Date by transferring available funds equal to such proceeds to Subsidiary Borrower's Designated Account.

        2.4 PAYMENTS.

                   (a) PAYMENTS BY SUBSIDIARY BORROWER. (i) Except as otherwise expressly provided herein, all payments by Subsidiary Borrower shall be made to Lender's Account and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                   (b) APPLICATION, AND REVERSAL OF PAYMENTS.

                   (i) All payments shall be remitted to Lender and all such
               payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                             A. first, to pay any Lender Expenses then due to
                      Lender under the Subsidiary Loan Documents, until paid in full,

                             B. second, to pay any fees then due to Lender under
                      the Subsidiary Loan Documents until paid in full,

                             C. third, ratably to pay interest due in respect of
                      Subsidiary Borrower Advances until paid in full,

                             D. fourth, to pay the principal of all Subsidiary
                      Borrower Advances until paid in full,

                             E. fifth, if an Event of Default has occurred and
                      is continuing, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                             F. sixth, to pay any other Obligations until paid
                      in full, and

                             G. seventh, to Subsidiary Borrower (to be wired to
                      the Designated Account) or such other Person entitled thereto under applicable law.

                   (ii) In each instance, so long as no Default or Event of
               Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Subsidiary Borrower specified by Subsidiary Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                   (iii) For purposes of the foregoing, "paid in full" means
               payment of all amounts owing under the Subsidiary Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                   (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Subsidiary Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

        2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Subsidiary Borrower to Lender pursuant to Sections 2.1 and
2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Subsidiary Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in
Section 2.4(b). In addition, Subsidiary Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Subsidiary Loan Documents.

        2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin.

            The foregoing notwithstanding, at no time shall any portion of the Obligations bear interest on the Daily Balance thereof at a per annum rate less than 8%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                (b) LETTER OF CREDIT FEE. Subsidiary Borrower shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in

Section 2.12(e)) which shall accrue at a rate equal to 1.25% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default,

                   (i) all Obligations (except for undrawn Letters of Credit)
               that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder, and

                   (ii) the Letter of Credit fee provided for above shall be
               increased to 4 percentage points above the per annum rate otherwise applicable hereunder.

                (d) PAYMENT. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Subsidiary Borrower hereby authorizes Lender, from time to time, without prior notice to Subsidiary Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Subsidiary Loan Document to Subsidiary Borrower's Loan Account, which amounts thereafter constitute Subsidiary Borrower Advances hereunder and shall accrue interest at the rate then applicable to Subsidiary Borrower Advances hereunder. Any interest not paid when due shall be compounded by being charged to Subsidiary Borrower's Loan Account and shall thereafter constitute Subsidiary Borrower Advances hereunder and shall accrue interest at the rate then applicable to Subsidiary Borrower Advances hereunder. Anything contained in this Section 2.6(d) to the contrary notwithstanding, interest accruing on the Obligations solely for the period (the "Interim Period") commencing on the Closing Date through May 1, 2001 (the "First Interest Payment Date") shall be paid on the First Interest Payment Date; provided, however, that nothing herein shall be deemed to mean that interest shall not accrue on the Obligations during the Interim Period. All interest accruing on the Obligations from and after the First Interest Payment Date shall be due and payable in accordance with the first sentence of this
Section 2.6(d).

                (e) COMPUTATION. All interest and fees chargeable under the Subsidiary Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Subsidiary Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Subsidiary Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Subsidiary Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

        2.7 CASH MANAGEMENT.

                (a) Subsidiary Borrower shall (i) continue to maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

                (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Subsidiary Borrower, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank on behalf of Lender or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) from and after the receipt by the applicable Cash Management Bank of a notice that a Triggering Event has occurred, it immediately will forward in Dollars by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account.

                (c) So long as no Default or Event of Default has occurred and is continuing, Subsidiary Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Subsidiary Borrower and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Subsidiary Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

                (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations.

        2.8 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Subsidiary Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Subsidiary Borrower for 1 Business Day of `clearance' or `float' at the rate applicable to Subsidiary Borrower Advances under Section 2.6 on all Collections that are received by Subsidiary Borrower (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Subsidiary Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections.

        2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Subsidiary Borrower Advances and Lender is authorized to issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Subsidiary Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Subsidiary Borrower Advances requested by Subsidiary Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Subsidiary Borrower, any Subsidiary Borrower Advance requested by Subsidiary Borrower and made by Lender hereunder shall be made to the Designated Account.

        2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Subsidiary Borrower (the "Loan Account") on which Subsidiary Borrower will be charged with all Subsidiary Borrower Advances made by Lender to Subsidiary Borrower or for Subsidiary Borrower's account, the Letters of Credit issued by Lender for Subsidiary Borrower's account, and with all other payment Obligations hereunder or under the other Subsidiary Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Subsidiary Borrower or for Subsidiary Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Subsidiary Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Subsidiary Borrower and Lender unless, within 30 days after receipt thereof by Subsidiary Borrower, Subsidiary Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

        2.11 FEES. Subsidiary Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to .375% per annum times the result of (a) the then extant Maximum Subsidiary Revolver Amount, less (b) the sum of (i) the average Daily Balance of Subsidiary Borrower Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month, and

                (b) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows, (i) a fee of $750 pay day, per auditor, plus out-of-pocket expenses for each financial audit of Subsidiary Borrower performed by personnel employed by Lender, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, and (iii) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Subsidiary Borrower, to appraise the Collateral, or any portion thereof, or to assess Subsidiary Borrower's business valuation.

        2.12 LETTERS OF CREDIT

                (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Subsidiary Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Subsidiary Borrower. To request the issuance of an L/C or an L/C Undertaking

(or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Subsidiary Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Subsidiary Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                   (i) the Letter of Credit Usage would exceed the Subsidiary
               Borrower Borrowing Base less the amount of outstanding Subsidiary Borrower Advances, or

                   (ii) the Letter of Credit Usage would exceed $500,000, or

                   (iii) the Letter of Credit Usage would exceed the then extant
               Maximum Subsidiary Revolver Amount less the then extant amount of outstanding Subsidiary Borrower Advances.

                (b) Subsidiary Borrower and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term)and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Subsidiary Borrower immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Subsidiary Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Subsidiary Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Subsidiary Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be a Subsidiary Borrower Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Subsidiary Borrower Advances under Section 2.6. To the extent an L/C Disbursement is deemed to be a Subsidiary Borrower Advance hereunder, Subsidiary Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Subsidiary Borrower Advance.

                (c) Subsidiary Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that Subsidiary Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Subsidiary Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for Subsidiary Borrower's account, even though this interpretation may be different from Subsidiary Borrower's own, and Subsidiary Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Subsidiary Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto; provided, however, that Subsidiary Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Subsidiary Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Subsidiary Borrower against such Underlying Issuer. Subsidiary Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that Subsidiary Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

                (d) Subsidiary Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                (e) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Subsidiary Borrower to Lender for the account of Lender; it being acknowledged and agreed by Subsidiary Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .35% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental

Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                   (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                   (ii) there shall be imposed on the Underlying Issuer or
               Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Subsidiary Borrower, and Subsidiary Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Subsidiary Borrower Advances hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

        2.13 [INTENTIONALLY OMITTED].

        2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Subsidiary Borrower thereof. Following receipt of such notice, Subsidiary Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender will use any reasonable averaging and attribution method.

3. CONDITIONS; TERM OF AGREEMENT.

        3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Subsidiary Borrower Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                (a) the Closing Date shall occur on or before December 31, 2000;


                (b) Lender shall have received all financing statements required by Lender, duly executed by Subsidiary Borrower, and Lender shall have received searches reflecting the filing of all such financing statements;

                (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                   (i) [intentionally omitted],

                   (ii) the Disbursement Letter,

                   (iii) the Cash Management Agreements,

                   (iv) the Payoff Letter,

                   (v) the UK Debenture, together with all certificates
               representing the shares of Subsidiary Borrower pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and other deeds and documents of title required to be deposited thereunder,

                   (vi) the UK Guaranty,

                   (vii) the UK Stock Pledge Agreement (Parent), together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                   (viii) the Canadian Security Documents, and

                   (ix) the Security Agreement;

                (d) [intentionally omitted];

                (e) Lender shall have received a certificate from the Secretary of each of Subsidiary Borrower and UK Holding Company attesting to the resolutions of the Board of Directors of each of Subsidiary Borrower and UK Holding Company authorizing their respective execution, delivery, and performance of this Agreement and the other Subsidiary Loan Documents to which each is a party and authorizing specific officers of each to execute the same, and amending their respective articles of association to disapply any rights of lien, pre-emption rights, or any rights of veto on the transfer of any shares which are the subject of any security granted pursuant to any of the Loan Documents or Subsidiary Loan Documents or enforcement of such security or where the transfer is made at the direction of Lender or a receiver;

                (f) Lender shall have received copies of Subsidiary Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Subsidiary Borrower;

                (g) Lender shall have received a certificate of status with respect to Subsidiary Borrower, dated within 30 days of the Closing Date, such certificate to be issued by the registrar of companies, which certificate shall indicate that Subsidiary Borrower is in good standing in such jurisdiction;

                (h) Lender shall have received certificates of status with respect to Subsidiary Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Subsidiary Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Subsidiary Borrower is in good standing in such jurisdictions;

                (i) Lender shall have received copies of UK Holding Company's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of UK Holding Company;

                (j) Lender shall have received a certificate of status with respect to UK Holding Company, dated within 30 days of the Closing Date, such certificate to be issued by the registrar of companies, which certificate shall indicate that UK Holding Company is in good standing in such jurisdiction;

                (k) Lender shall have received certificates of status with respect to UK Holding Company, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of UK Holding Company) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that UK Holding Company is in good standing in such jurisdictions;

                (l) Lender shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of each of the Subsidiary Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

                (m) Lender shall have received a certificate from the Secretary of Parent certifying that there have been no amendments, restatements, supplements, or modifications to the Governing Documents of any of the Borrowers since the "Closing Date" (as defined in the Parent Loan Agreement);

                (n) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                (o) Lender shall have received such Collateral Access Agreements with respect to such of Subsidiary Borrower's facilities as Lender may require;

                (p) Lender shall have received opinions of Subsidiary Borrower's counsel (and, in Lender's sole discretion, Lender's foreign counsel) in form and substance satisfactory to Lender;

                (q) Lender shall have received satisfactory evidence (including a certificate of a director of Subsidiary Borrower) that all tax returns required to be filed by Subsidiary Borrower have been timely filed and all taxes upon Subsidiary Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                (r) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Subsidiary Borrower's books and records and verification of Subsidiary Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender, and (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Lender;

                (s) Subsidiary Borrower shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

                (t) Subsidiary Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Subsidiary Borrower of this Agreement or any other Subsidiary Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

                (u) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

               3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Subsidiary Borrower Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Subsidiary Borrower to so perform or cause to be performed constituting an Event of Default):

                (a) within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel.

        3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make all Subsidiary Borrower Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                (a) the representations and warranties contained in this Agreement and the other Subsidiary Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof, except to the extent such Default or Event of Default has been waived in writing by Lender;

                (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Subsidiary Borrower, Lender, or any of their Affiliates; and

                (d) no Material Adverse Change shall have occurred.

        3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Subsidiary Borrower and Lender and shall continue in full force and effect for a term ending on November 16, 2003 (the "Renewal Date") and automatically shall be renewed for successive 1 year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either Subsidiary Borrower or Lender may terminate this Agreement effective on the Renewal Date or on any anniversary of the Renewal Date by giving the other party at least 90 days prior written notice thereof. The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

        3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Subsidiary Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Subsidiary Borrower of its duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Subsidiary Loan Documents have been terminated irrevocably, Lender will, at Subsidiary Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

        3.6 EARLY TERMINATION BY SUBSIDIARY BORROWER. Subsidiary Borrower has the option, at any time upon 90 days prior written notice by Subsidiary Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender). If Subsidiary Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Subsidiary Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), on the date set forth as the date of termination of this Agreement in such notice.

4. CREATION OF SECURITY INTEREST.

        4.1 [INTENTIONALLY OMITTED].

        4.2 [INTENTIONALLY OMITTED].

        4.3 [INTENTIONALLY OMITTED].

        4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Subsidiary Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Subsidiary Loan Documents. To the maximum extent permitted by applicable law, Subsidiary Borrower authorizes Lender to execute any such Additional Documents in Subsidiary Borrower's name and authorize Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Subsidiary Borrower shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Subsidiary Borrower during the prior period,
(b) cause all patents, copyrights, and trademarks acquired or generated by Subsidiary Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Subsidiary Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Subsidiary Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

        4.5 POWER OF ATTORNEY. Subsidiary Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or Lenders designated by Lender) as Subsidiary Borrower's true and lawful attorney, with power to (a) if Subsidiary Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Subsidiary Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Subsidiary Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Subsidiary Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Subsidiary Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Subsidiary Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

        4.6 RIGHT TO INSPECT. Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Subsidiary Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

        4.7 CONTROL AGREEMENTS. Subsidiary Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under
Section 7.19 and, if to another securities intermediary, unless each of Subsidiary Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Subsidiary Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5. REPRESENTATIONS AND WARRANTIES.

            In order to induce Lender to enter into this Agreement, Subsidiary Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Subsidiary Borrower Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Subsidiary Borrower Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

        5.1 NO ENCUMBRANCES. Subsidiary Borrower has good and indefeasible title to its Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

        5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Subsidiary Borrower's business, owed to Subsidiary Borrower without known defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

                (a) owed by an employee, Affiliate, or agent of Subsidiary Borrower,

                (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

                (c) payable in a currency other than a Specified Currency,

                (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the account,

                (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which Subsidiary Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                (f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor,

                (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by Subsidiary Borrower of the subject contract for goods or services, and

                (h) an Account that has not been billed to the customer.

        5.3 [INTENTIONALLY OMITTED]

        5.4 EQUIPMENT. All of the Equipment is used or held for use in Subsidiary Borrower's business and is fit for such purposes.

        5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and, other than Inventory and Equipment in transit, are located only at the locations identified on Schedule 5.5.

        5.6 INVENTORY RECORDS. Subsidiary Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

        5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Subsidiary Borrower is located at the address indicated in Schedule 5.7 and the tax payer identification number of Subsidiary Borrower is identified in
Schedule 5.7.

        5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

                (a) Subsidiary Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Subsidiary Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Subsidiary Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Subsidiary Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Subsidiary Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock or ordinary and preferred shares authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Subsidiary Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of the capital Stock of any Subsidiary of Subsidiary Borrower, including any right of conversion or exchange under any outstanding security or other instrument. Neither Subsidiary Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Subsidiary Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

        5.9 Due Authorization; No Conflict.

                (a) The execution, delivery, and performance by Subsidiary Borrower of this Agreement and the Subsidiary Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Subsidiary Borrower.

                (b) The execution, delivery, and performance by Subsidiary Borrower of this Agreement and the Subsidiary Loan Documents to which it is a party do not and will not (i) violate any provision of law or regulation applicable to Subsidiary Borrower, the Governing Documents of Subsidiary Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Subsidiary Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Subsidiary Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Subsidiary Borrower, other than Permitted Liens, or (iv) require any approval of Subsidiary Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Subsidiary Borrower.

                (c) Other than the filing of financing statements and fixture filings, certain of the Subsidiary Loan Documents with the SEC, filings with the registrar of Companies House in the United Kingdom, the execution, delivery, and performance by Subsidiary Borrower of this Agreement and the Subsidiary Loan Documents to which Subsidiary Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                (d) This Agreement and the other Subsidiary Loan Documents to which Subsidiary Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Subsidiary Borrower will be the legally valid and binding obligations of Subsidiary Borrower, enforceable against Subsidiary Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens

                (f) As to each Guarantor, the execution, delivery, and performance by such Guarantor of the Subsidiary Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                (g) As to each Guarantor, the execution, delivery, and performance by such Guarantor of the Subsidiary Loan Documents to which it is a party do not and will not (i) violate any provision of law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

                (h) As to each Guarantor, the execution, delivery, and performance by such Guarantor of the Subsidiary Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            As to each Guarantor, the Subsidiary Loan Documents to which such Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

        5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Subsidiary Borrower, threatened against Subsidiary Borrower, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Subsidiary Borrower reasonably could not be expected to result in a Material Adverse Change.

        5.11 No Material Adverse Change. All financial statements relating to Subsidiary Borrower that have been delivered by Subsidiary Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Subsidiary Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Subsidiary Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

        5.12 Fraudulent Transfer.

                (a) Subsidiary Borrower is Solvent.

                (b) No transfer of property is being made by Subsidiary Borrower and no obligation is being incurred by Subsidiary Borrower in connection with the transactions contemplated by this Agreement or the other Subsidiary Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Subsidiary Borrower.

        5.13 Employee Benefits. Except for mandatory Benefit Plans, none of Subsidiary Borrower or any of its ERISA Affiliates maintains or contributes to any Benefit Plan. Each mandatory Benefit Plan has been operated and administered and complies in all material respects with applicable laws.

        5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Subsidiary Borrower's knowledge, none of Subsidiary Borrower's properties or assets has ever been used by Subsidiary Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Subsidiary Borrower's knowledge, none of Subsidiary Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Subsidiary Borrower has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Subsidiary Borrower, and
(d) Subsidiary Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Subsidiary Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

        5.15 Brokerage Fees. Subsidiary Borrower has not utilized the services of any broker or finder in connection with Subsidiary Borrower obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Subsidiary Borrower in connection herewith.

        5.16 Intellectual Property. Subsidiary Borrower owns, or holds licenses in, all Intellectual Property that is necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all Intellectual Property as to which Subsidiary Borrower is the owner or is an exclusive licensee. Subsidiary Borrower holds no copyrights or exclusive licenses relative to copyrights.

        5.17 Leases. Subsidiary Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Subsidiary Borrower and to which Subsidiary Borrower is a party or under which Subsidiary Borrower is operating. All of such leases are valid and subsisting and no material default by Subsidiary Borrower exists under any of them.

        5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of Subsidiary Borrower, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

        5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Subsidiary Borrower in writing to Lender (including all information contained in the Schedules hereto or in the other Subsidiary Loan Documents) for purposes of or in connection with this Agreement, the other Subsidiary Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Subsidiary Borrower in writing to the Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

        5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Subsidiary Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

        5.21 Review and Approval of Parent Loan Agreement. Subsidiary Borrower has reviewed the Parent Loan Agreement and all Exhibits and Schedules referred to therein and has approved all terms and conditions relating to or affecting Subsidiary Borrower contained therein. Subsidiary Borrower acknowledges and agrees that the credit facility evidenced hereby shall terminate automatically and be of no further force and effect in the event that the Parent Loan Agreement shall terminate for any reason.

6. AFFIRMATIVE COVENANTS.

            Subsidiary Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Subsidiary Borrower shall do and shall cause each of its Subsidiaries to do all of the following:

        6.1 Accounting System. Maintain a system of accounting that enables Subsidiary Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Subsidiary Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

        6.2 Collateral Reporting. Provide Lender with the following documents at the following times in form satisfactory to Lender:

--------------------------------------------------------------------------------
Weekly

                      (a) a sales journal, collection journal, and credit register since the last such schedule (each such journal and register shall identify separately all Accounts arising from Subsidiary Borrower's provision of services as an application services provider) and a calculation of the Subsidiary Borrower Borrowing Base as of such date, and

                      (b) notice of all returns, disputes, or claims.
--------------------------------------------------------------------------------

Monthly (not later    (c) Inventory reports specifying Subsidiary Borrower's
than the 15th day     cost of its Inventory, by category,
of each month)

                      (d) a detailed calculation of the Subsidiary Borrower Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts and detail identifying separately all Accounts arising from Subsidiary Borrower's provision of services as an application services provider),

                      (e) a detailed aging, by total, of the Accounts of Subsidiary Borrower (each such aging shall identify separately all Accounts arising from Subsidiary Borrower's provision of services as an application services provider), together with a reconciliation to the detailed calculation of the Subsidiary Borrower Borrowing Base previously provided to Lender,

                      (f) a summary aging, by vendor, of Subsidiary Borrower's accounts payable and any book overdraft,

                      (g) a report calculating the Qualified Cash Amount for each day of the prior month,

                      (h) a calculation of Dilution and ASP Dilution for the prior month, and

                      (i) a detailed calculation of Subsidiary Borrower's
                      Collections for the immediately preceding month.
--------------------------------------------------------------------------------
Quarterly             (j) a detailed list of Subsidiary Borrower's customers,

                      (k) a report regarding Subsidiary Borrower's accrued, but unpaid, ad valorem taxes,

--------------------------------------------------------------------------------
Upon request by       (l) copies of invoices in connection with the accounts,
Lender                credit memos, remittance advices, deposit slips, shipping
                      and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Subsidiary
                      Borrower, purchase orders and invoices, and

                      (m) such other reports as to the Collateral or the financial condition of Subsidiary Borrower as Lender may request.
--------------------------------------------------------------------------------

            In addition, Subsidiary Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

        6.3 Financial Statements, Reports, Certificates. Deliver to Lender:

                (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                   (i) a company prepared consolidated balance sheet, income
               statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                   (ii) a certificate signed by the chief financial officer of
               Parent to the effect that:

                             A. the financial statements delivered hereunder
                      have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                             B. the representations and warranties of Borrowers
                      contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                             C. there does not exist any condition or event that
                      constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                   (iii) for each month that is the date on which a financial covenant in Section 7.20 of the Parent Loan Agreement is to be tested, a compliance certificate in the form attached to the Parent Loan Agreement demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20 of the Parent Loan Agreement,

                   (iv) a certificate signed by the chief financial officer of
               Subsidiary Borrower to the effect that:

                             A. the representations and warranties of Subsidiary
                      Borrower contained in this Agreement and the other Subsidiary Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                             B. there does not exist any condition or event that
                      constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Subsidiary Borrower has taken, is taking, or proposes to take with respect thereto), and

                (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                   (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                   (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20 of the Parent Loan Agreement,

                (c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years,

                   (i) copies of Borrowers' Projections, in form and substance
               (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming 2 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                   (d) if and when filed by any Borrower or Subsidiary Borrower,

                   (i) 10-Q quarterly reports, Form 10-K annual reports, Form
               8-K current reports, or any filings with the registrar of companies at Companies House,

                   (ii) any other filings made by any Borrower or Subsidiary
               Borrower with the SEC,

                   (iii) copies of (A) Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and (B) Subsidiary Borrower's income tax returns filed with the Inland Revenue authorities in the United Kingdom, and

                   (iv) any other information that is provided by Parent to its shareholders generally,

                (e) if and when filed by any Borrower, Canadian Obligor, or Subsidiary Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) any Borrower, Canadian Obligor, or Subsidiary Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's, Canadian Obligor's, or Subsidiary Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, Canadian Obligor, or Subsidiary Borrower, as applicable, or (iii) where any Borrower's, Canadian Obligor's, or Subsidiary Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                (f) as soon as Subsidiary Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Subsidiary Borrower proposes to take with respect thereto, and

                (g) upon the request of Lender, any other report reasonably requested relating to the financial condition of Subsidiary Borrower.

            In addition to the financial statements referred to above, Subsidiary Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that Subsidiary Borrower, or any Subsidiary of Subsidiary Borrower, will not have a fiscal year different from that of Parent. Subsidiary Borrower agrees that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Subsidiary Borrower that Lender reasonably may request. Subsidiary Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

        6.4 [Intentionally Omitted].

        6.5 Return. Cause returns and allowances as between Subsidiary Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Subsidiary Borrower as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Subsidiary Borrower, Subsidiary Borrower promptly shall determine the reason for such return and, if Subsidiary Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Subsidiary Borrower, Subsidiary Borrower promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

        6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

        6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Subsidiary Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Subsidiary Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning PAYE, National Insurance, and other social security payments, VAT, and UK, and foreign income and corporation taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Subsidiary Borrower has made such payments or deposits. Subsidiary Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Subsidiary Borrower is required to pay any such excise tax.

        6.8 Insurance.

                (a) At Subsidiary Borrower's expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Subsidiary Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Subsidiary Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                (b) Subsidiary Borrower shall give Lender prompt notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $50,000, without any liability to Subsidiary Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Subsidiary Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

                (c) Subsidiary Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Subsidiary Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

        6.9 Location of Inventory and Equipment. Keep the Inventory and Equipment, other than Inventory and Equipment in transit, of Subsidiary Borrower only at the locations identified on Schedule 5.5; provided, however, that Subsidiary Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which such inventory or equipment is moved to such new location, so long as such new location is within the United Kingdom, and so long as, at the time of such written notification, Subsidiary Borrower provides any filings necessary to perfect and continue perfected the Lender's Liens, and also provides to Lender a Collateral Access Agreement.

        6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

        6.11 Leases. Pay when due all rents and other amounts payable under any leases to which Subsidiary Borrower is a party or by which any properties and assets of Subsidiary Borrower is bound, unless such payments are the subject of a Permitted Protest.

        6.12 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Subsidiary Borrower obtaining financing from Lender under this Agreement. Subsidiary Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Subsidiary Borrower, and Subsidiary Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Subsidiary Borrower obtaining financing from Lender under this Agreement.

        6.13 Existence. At all times preserve and keep in full force and effect Subsidiary Borrower's and each Canadian Obligor's valid existence and good standing and any rights and franchises material to Subsidiary Borrower's businesses.

        6.14 Environmental.

                (a) Keep any property either owned or operated by Subsidiary Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by Subsidiary Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Subsidiary Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Subsidiary Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

        6.15 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Subsidiary Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

        6.16 Compliance with Covenants of Parent Loan Agreement. Promptly take all such actions as are necessary to assure that as a Subsidiary of Parent it is in compliance with all requirements applicable to Subsidiaries of Parent pursuant to the Parent Loan Agreement.

7. NEGATIVE COVENANTS.

            Subsidiary Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Subsidiary Borrower will not and will not permit any of its Subsidiaries to do any of the following:

        7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

                (b) Indebtedness set forth on Schedule 5.20;

                (c) Permitted Purchase Money Indebtedness;

                (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Subsidiary Borrower or materially impair Subsidiary Borrower's creditworthiness,
(ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to Subsidiary Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness; and

                (e) Indebtedness composing Permitted Investments.

        7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

        7.3 Restrictions on Fundamental Changes.

                (a) Except in connection with the consummation of a Permitted Acquisition (provided, however, that in any such Permitted Acquisition, Subsidiary Borrower shall be the surviving entity of any merger, consolidation, reorganization, or recapitalization), enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock;

                (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); and

                (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

        7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of Subsidiary Borrower's assets.

        7.5 Change Name. Change Subsidiary Borrower's name, FEIN (or foreign equivalent), corporate structure or identity, or add any new fictitious name; provided, however, that Subsidiary Borrower may change its name upon at least 30 days prior written notice by Subsidiary Borrower to Lender of such change and so long as, at the time of such written notification, Subsidiary Borrower provides any filings necessary to perfect and continue perfected Lender's Liens.

        7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Subsidiary Borrower or which are transmitted or turned over to Lender.

        7.7 Nature of Business. Make any change in the principal nature of Subsidiary Borrower's business.

        7.8 Prepayments and Amendments.

                (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Subsidiary Borrower, any Borrower, Canadian Obligor, or UK Holding Company, other than the Obligations in accordance with this Agreement or the Indebtedness under the Parent Loan Agreement in accordance with its terms, and

                (b) Except in connection with a refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

        7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

        7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

        7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property other than by way of a rights or bonus issue of ordinary shares) on, or purchase, acquire, redeem, or retire any of Subsidiary Borrower's Stock, of any class, whether now or hereafter outstanding; provided, however, that Subsidiary Borrower may declare and pay dividends to UK Holding Company so long as (i) after the receipt by UK Holding Company of the proposed dividend, Parent continues to own and control 100% of the outstanding capital Stock of UK Holding Company, and (ii) immediately upon receipt thereof, UK Holding Company declares and pays a dividend to Parent of all amounts received pursuant to clause (i) above.

        7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Subsidiary Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or the financial condition of Subsidiary Borrower.

        7.13 Investments. Except for Permitted Investments and Permitted Acquisitions, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Subsidiary Borrower shall not have Permitted Investments (other than in the Cash Management Accounts) in excess of $50,000 outstanding at any one time unless Subsidiary Borrower and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments. Anything in this Section 7.13, this Agreement, or any of the other Subsidiary Loan Documents to the contrary notwithstanding, Subsidiary Borrower shall not permit a CFC to consummate an Acquisition of another CFC unless any such Acquisition is a Permitted Cash Acquisition or Permitted Non-Cash Acquisition.

        7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Subsidiary Borrower except for transactions that are in the ordinary course of Subsidiary Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Subsidiary Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

        7.15 Suspension. Suspend or go out of a substantial portion of its business.

        7.16 [Intentionally Omitted].

        7.17 Use of Proceeds. Use the proceeds of the Subsidiary Borrower Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Subsidiary Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes; provided, however, that Subsidiary Borrower shall not use the proceeds of the Subsidiary Borrower Advances to acquire shares in UK Holding Company or Subsidiary Borrower, any company (as defined by the Companies Act) which is a holding company of the UK Holding Company, Subsidiary Borrower, or any company (as defined in the Companies Act) which is a subsidiary company of the UK Holding Company or Subsidiary Borrower.

        7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its registered office to a new location without Subsidiary Borrower providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Subsidiary Borrower provides any filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. Other than in transit Inventory and Equipment of Subsidiary Borrower, the Inventory and Equipment of Subsidiary Borrower shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

        7.19 Securities Accounts. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Subsidiary Borrower agrees to not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Subsidiary Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

        7.20 Compliance with Covenants of Parent Loan Agreement. Take any action which would cause Parent or the other Borrowers to be in violation of any material term or provision of the Parent Loan Agreement or any other Loan Document to which such Borrower may be a party.


8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

        8.1 If Subsidiary Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

        8.2 If Subsidiary Borrower fails to perform, keep, or observe (a) any term, provision, condition, covenant, or agreement (i) contained in Sections 6.2 or 6.3 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, (ii) contained in Sections 6.6 or 6.10 hereof and such failure or neglect continues for a period of 15 days after the date on which such failure or neglect first occurs, or (b) any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Subsidiary Borrower Loan Documents (giving effect to any grace period, cure periods, or required notices, if any, expressly provided for in such other Subsidiary Borrower Loan Documents, in each case, other than any term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern); provided, that, during any period of time that any such failure or neglect of the Borrowers referred to in this
Section 8.2 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the precondition of the giving of a notice, Lender shall not be required to make further Subsidiary Borrower Advances or issue any Letters of Credit;

        8.3 If any material portion of Subsidiary Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

        8.4 If an Insolvency Proceeding is commenced by Subsidiary Borrower or any of its Subsidiaries;

        8.5 If an Insolvency Proceeding is commenced against Subsidiary Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Subsidiary Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Subsidiary Borrower or any of its Subsidiaries, or
(e) an order for relief shall have been entered therein;

        8.6 If Subsidiary Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

        8.7 If a notice of Lien, levy, or assessment is filed of record with respect to Subsidiary Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon Subsidiary Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

        8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Subsidiary Borrower's or any of its Subsidiaries' assets;

        8.9 If there is a default in any material agreement, including any agreement with any purchase money financier or equipment lessor to which Subsidiary Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Subsidiary Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

        8.10 If any software licensor of Subsidiary Borrower gives notice of its election to terminate any agreement between such Person and Subsidiary Borrower and Subsidiary Borrower does not have a suitable substitute for the licensed software;

        8.11 If Subsidiary Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

        8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Subsidiary Borrower, its Subsidiaries, or any officer, employee, agent, or director of Subsidiary Borrower or any of its Subsidiaries;

        8.13 If the obligation of any Guarantor under its guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

        8.14 If this Agreement or any other Subsidiary Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

        8.15 Any provision of any Subsidiary Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Subsidiary Borrower, or a proceeding shall be commenced by Subsidiary Borrower, or by any Governmental Authority having jurisdiction over Subsidiary Borrower, seeking to establish the invalidity or unenforceability thereof, or Subsidiary Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document; or

        8.16 If there is a default in any Loan Document and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by Lender, irrespective of whether exercised, to accelerate the maturity of the Borrowers' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein.

9. THE LENDER'S RIGHTS AND REMEDIES.

        9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Subsidiary Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Subsidiary Loan Documents, or otherwise, immediately due and payable;

                (b) Cease advancing money or extending credit to or for the benefit of Subsidiary Borrower under this Agreement, under any of the Subsidiary Loan Documents, or under any other agreement between Subsidiary Borrower and Lender;

                (c) Terminate this Agreement and any of the other Subsidiary Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                (e) Hold, as cash collateral, any and all balances and deposits of Subsidiary Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                (f) With respect to any of Subsidiary Borrower's owned or leased premises, Subsidiary Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, in accordance with the terms of the relevant signed waiver and consent of real property owners, if any, in favor of Lender, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                (g) Lender shall have all other rights and remedies available to it at law or in equity pursuant to any other Subsidiary Loan Documents; and

                (h) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Subsidiary Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Subsidiary Borrower.

        9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Subsidiary Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

            If Subsidiary Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Subsidiary Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Subsidiary Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

        11.1 Demand; Protest. Subsidiary Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Subsidiary Borrower may in any way be liable.

        11.2 Lender's Liability for Collateral. Subsidiary Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for:
(i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Subsidiary Borrower.

        11.3 Indemnification. Subsidiary Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Subsidiary Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Subsidiary Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Subsidiary Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Subsidiary Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Subsidiary Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH ARE IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

                Unless otherwise provided in this Agreement, all notices or demands by Subsidiary Borrower or Lender to the other relating to this Agreement or any other Subsidiary Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Subsidiary Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Subsidiary Borrower or to Lender, as the case may be, at its address set forth below:

               If to Subsidiary
               Borrower:            c/o FUTURELINK CORP.
                                    2 South Point Drive
                                    Lake Forest, California 92630
                                    Attn:   Ross Vincenti, Esq.
                                    Fax No. 949.672.3117

               with copies to:      PAUL HASTINGS JANOFSKY & WALKER, LLP
                                    399 Park Avenue, 31st Floor
                                    New York, New York 10022
                                    Attn:  Tom Pollock, Esq.
                                    Fax No. 212.319.4090

               If to Lender:        FOOTHILL CAPITAL CORPORATION
                                    2450 Colorado Avenue
                                    Suite 3000 West
                                    Santa Monica, California  90404
                                    Attn: Business Finance Division Manager
                                    Fax No. 310.453.7413

               with copies to:      BROBECK, PHLEGER & HARRISON LLP
                                    550 South Hope Street, Suite 2100
                                    Los Angeles, CA 90071
                                    Attn:  John Francis Hilson, Esq.

                                    Fax No. 213.745.3345

            Lender and Subsidiary Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this
Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Subsidiary Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.


            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER SUBSIDIARY LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER SUBSIDIARY LOAN DOCUMENT IN RESPECT OF SUCH OTHER SUBSIDIARY LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER SUBSIDIARY LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. SUBSIDIARY BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

            SUBSIDIARY BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE SUBSIDIARY LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN,

INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. SUBSIDIARY BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

        14.1 Assignments and Participations.

                (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Subsidiary Loan Documents; and, if required by Lender, Subsidiary Borrower will join with, and shall cause each of the Guarantors to join with, Lender and any Assignee in novating the Obligations under this Agreement and the other Subsidiary Loan Documents provided, however, that Subsidiary Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Subsidiary Borrower by Lender and the Assignee an appropriate assignment and acceptance agreement.

                (b) From and after the date that Lender provides Subsidiary Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Subsidiary Loan Documents, and (ii) Lender shall, to the extent that rights and obligations (subject to any novation required under applicable law) hereunder and under the other Subsidiary Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Subsidiary Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Subsidiary Borrower and the Assignee.

                (c) Immediately upon Subsidiary Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Subsidiary Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Subsidiary Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Subsidiary Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Subsidiary Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Subsidiary Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Subsidiary Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Subsidiary Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Subsidiary Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Subsidiary Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Subsidiary Loan Documents or any direct rights as to Subsidiary Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Subsidiary Borrower or Subsidiary Borrower's business.

                (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                (g) Subsidiary Borrower shall be under no obligation to pay any greater amount under this Agreement following an assignment or participation by the Lender of any of its rights or obligations pursuant to Section 14.1 if, in the circumstances existing at the time of such assignment or participation, such greater amount would not have been payable but for the assignment or participation.

        14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Subsidiary Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Subsidiary Borrower from its Obligations. Lender may assign this Agreement and the other Subsidiary Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Subsidiary Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

        15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Subsidiary Loan Document, and no consent with respect to any departure by Subsidiary Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Subsidiary Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

        15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Subsidiary Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Subsidiary Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Subsidiary Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16. GENERAL PROVISIONS.

        16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Subsidiary Borrower and Lender.

        16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

        16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Subsidiary Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

        16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        16.5 Withholding Taxes.

                (a) All payments made by Subsidiary Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States), except as required by applicable law, or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or
(ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (including, without limitation, any withholding taxes on any payments made pursuant to this Agreement) being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Subsidiary Borrower agrees to pay the full amount of such Taxes, and such additional amounts (the "Gross Up Amount") as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Subsidiary Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Subsidiary Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Subsidiary Borrower.

                (b) Lender and Subsidiary Borrower shall cooperate in completing any procedural formalities necessary for Subsidiary Borrower to obtain authorization to make its payments to Lender without deduction or withholding for or on account of applicable Taxes due on account of the making of a payment hereunder. If (i) Subsidiary Borrower makes a payment to Lender pursuant to the provisions of this Agreement, (ii) such payment includes an amount attributable to a Gross Up Amount (the "Applicable Gross Up Amount"), and (iii)

Lender subsequently receives a tax credit against, relief or remission for, or repayment of any tax, levy, impost, duty, or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) ("Tax Credit") that Lender determines corresponds to the Applicable Gross Up Amount then Lender shall pay an amount to Subsidiary Borrower equal to the Tax Credit actually received by Lender.

        16.6 Amendments in Writing. This Agreement only can be amended in writing signed by Lender and Subsidiary Borrower.

        16.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Subsidiary Loan Document mutatis mutandis.

        16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Subsidiary Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, transfers at an undervalue, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Subsidiary Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        16.9 Integration. This Agreement, together with the other Subsidiary Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.



                           [Signature page to follow.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                 FUTURELINK EUROPE LIMITED, a company organized under the laws of England and Wales

                                 By:    /s/ NIGEL HAWLEY
                                        ----------------------------------------
                                 Title: Director


                                 By:    /s/ YURI PASEA
                                        ----------------------------------------
                                 Title: Director


                                 FOOTHILL CAPITAL CORPORATION,
                                 a California corporation

                                 By:    /s/ WILLIAM SHIAO
                                        ----------------------------------------
                                 Title: Vice President

                                   EXHIBIT S-1
            (Form of Subsidiary Borrower Borrowing Base Certificate)


                      [on Subsidiary Borrower's Letterhead]



Foothill Capital Corporation
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404

                The undersigned, the [chief financial officer] of FutureLink Europe Limited, a corporation organized under the laws of the United Kingdom ("Subsidiary Borrower"), pursuant to Section 6.2 of that certain Loan and Security Agreement, dated as of December 13, 2000 (the "Loan Agreement"), entered into between Subsidiary Borrower and Foothill Capital Corporation, a California corporation ("Lender"), hereby certifies to Lender that the following items, calculated in accordance with the terms and definitions set forth in the Loan Agreement for such items are true and correct, and that Subsidiary Borrower is in compliance with and, after giving effect to any currently requested loans, will be in compliance with the terms, conditions, and provisions of the Loan Agreement.

                All initially capitalized terms used in this Subsidiary Borrower Borrowing Base Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Effective Date of Calculation: ______________________

I. BORROWING BASE CALCULATION

(a)     Eligible UK Accounts:

            (1) Amount of Eligible UK Accounts
            (as detailed on Schedule A.1
            attached hereto and incorporated
            herein by this reference):                    $
                                                           -------------

            (2) Advance rate against Eligible
            UK Accounts:                                   85%

            (3) Item a(1) times Item a(2):                $
                                                           -------------

            (4) Amount, if any, of the Dilution
            Reserve:                                      $
                                                           -------------

            (5) Net Eligible UK Accounts (Item
            a(3) minus Item a(4)):                        $
                                                           -------------

(b)         Eligible ASP Accounts

            (1) Amount of Eligible ASP
            Accounts (as detailed on Schedule
            A-1 attached hereto and
            incorporated herein by this
            reference):                                   $
                                                           --------------

            (2) Advance rate against Eligible
            ASP Accounts:                                               85%

            (3) Item b(1) times Item b(2):                $
                                                           --------------

            (4) Amount, if any, of the ASP
            Dilution Reserve:                             $
                                                           --------------

            (5) Net Eligible ASP Accounts
            (Item b(3) minus Item b(4)):                  $
                                                           --------------

(c)         Eligible Accounts (Item a(5)
            plus Item b(5))                               $
                                                           --------------

(d)         Amount of Subsidiary Borrower's
            Collections with $ respect to
            Accounts for the immediately
            preceding 45 day period:                      $
                                                           --------------

(e)         The lesser of Items c and d =                                       $
                                                                                 --------------

(f)         Aggregate amount of reserves, if any,
            established by Lender under Section 2.1(b) of
            the Loan Agreement:                                                 $
                                                                                 --------------
                                   Item e minus Item f =                        $
                                                                                 --------------


16.10 II. AVAILABILITY CALCULATION

(a)         Maximum Permitted Advances

        (i) Maximum Revolver Amount                       $5,000,000, less
                                                             the amount by
                                                            which Domestic
                                                            Revolver Usage
                                                                   exceeds
                                                               $25,000,000

        (ii)   Letter of Credit Usage                     $
                                                           --------------


               Item a(i) minus Item a(ii) =                                     $
                                                                                 --------------

(b)     Advances permitted under Borrowing Base

        (i) Borrowing Base (from Section I)               $
                                                           --------------

        (ii)Letter of Credit Usage:                       $
                                                           --------------

                                 Item b(i) minus Item b(ii) =                   $
                                                                                 --------------

(c)      Availability

               (i)    Permitted Advances
               (the lesser of item a and item b):         $
                                                           --------------

               (ii)   Aggregate amount of outstanding
               Advances:                                  $
                                                           --------------


                                 Item c(i) minus Item c(ii) =                   $
                                                                                 --------------

                  [Remainder of page intentionally left blank.]

            The undersigned hereby certifies that all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Loan Agreement.

                                       FUTURELINK EUROPE LIMITED,
                                       a corporation organized under the laws of the England and Wales, as Subsidiary Borrower

                                       By:
                                           -------------------------------------
                                       Title:
                                             -----------------------------------

                                  SCHEDULE A.1

                             (ELIGIBLE UK ACCOUNTS)


                                       [ ]





                             (ELIGIBLE ASP ACCOUNTS)


                                       [ ]

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                  Schedule P-1

                                 PERMITTED LIENS

None.

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                 Schedule 2.7(a)

                              CASH MANAGEMENT BANK


National Westminster Bank plc
P.O. Box 5651
Newbury
Berkshire
RG14 5GP
United Kingdom

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                  Schedule 5.5

                      LOCATIONS OF INVENTORY AND EQUIPMENT


FutureLink Europe Limited
2 Old Bath Road
Newbury
Berkshire
RG14 1QL
United Kingdom

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                  Schedule 5.7

                          CHIEF EXECUTIVE OFFICE; FEIN


FutureLink Europe Limited.
The Chestnuts
2 Old Bath Road
Newbury, Berkshire England
RG14 1QL

VAT: 724 5381 37
Company Number: 3159433

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                Schedule 5.8 (b)

                      CAPITALIZATION OF SUBSIDIARY BORROWER

KNS Holdings Limited has 500,002 ordinary shares of Pound Sterling1 each issued and outstanding, all of which are held by KNS Holdings Limited.

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                Schedule 5.8 (c)

               CAPITALIZATION OF SUBSIDIARY BORROWERS' SUBSIDIARY

None.

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                  Schedule 5.10

                                   LITIGATION

In March 2000, a former employee filed a claim against FutureLink Europe Limited with the Employment Tribunal, alleging unfair dismissal and sexual discrimination. The claim is expected to be heard by the Tribunal before June 2001. No fixed amount has been claimed by the claimant however the claimant has offered to withdraw the claim in consideration of a payment of Pound Sterling40,000 by FutureLink Europe Limited which offer has been rejected by FutureLink Europe Limited. The claim is not covered by insurance.

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                  Schedule 5.14

                              ENVIRONMENTAL MATTERS

None.

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                  Schedule 5.16

                              INTELLECTUAL PROPERTY

None.

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                  Schedule 5.18

                             DEMAND DEPOSIT ACCOUNTS

National Westminster Bank plc

Current Account       Number
                      Branch Sort Code

Business Account      Number
                      Branch Sort Code

US Dollar Account     Number
                      Branch Sort Code

Receivables Account   Number
                      Branch Code

Receivables Account   Number
US Dollar             Branch Code

Point to Point        Number
                      Branch Code

Account               Number
                      Branch Code

           Disclosure Schedules to Loan and Security Agreement between FutureLink Europe Limited. and Foothill Capital Corporation

                                  Schedule 5.20

                             PERMITTED INDEBTEDNESS


Capital Leases        Compaq Financial Services
                      6 Blackrock Business Par
                      Carysfort Avenue
                      Blackrock
                      Co Dublin
                      Ireland

Obligation as of October 31, 2000

Short Term            129,726 GBP
Long Term             242,779 GBP
                      -----------
Total                 372,505 GBP